Exhibit 99.1
FOR IMMEDIATE RELEASE
Commerce Energy Group Announces Appointment of New Chief Executive Officer
COSTA MESA, CA, August 2, 2005 — Commerce Energy Group, Inc. (AMEX: EGR), the largest non-utility retail energy marketer in the U.S., announced today that its Board of Directors appointed Steven S. Boss as the Company’s Chief Executive Officer on August 1, 2005.
Mr. Boss has practiced law in private practice since 2003, specializing in the representation of energy companies and commercial energy users. Mr. Boss also has significant operating experience in the retail energy industry. From 2000 to 2003, Mr. Boss served as president of Energy Buyers Network, LLC, an energy consulting firm that provided regulatory representation and structured direct access energy transactions for commercial energy users. From 1999 to 2000, he served as president of both Sierra Pacific Energy Company and Nevada Power Services, non-regulated energy services operating subsidiaries of Sierra Pacific Resources. Prior to that, Mr. Boss served in various legal and senior management positions in a number of energy companies and practiced law in private practice. Of particular note, from 1984 to 1992, Mr. Boss served as president and chief executive officer of Sunrise Energy Services, Inc., at the time, one of the largest independent natural gas marketing companies in the commercial market sector in the United States, which had its shares listed on the American and London Stock Exchanges. Mr. Boss holds a B.S. Degree in Aerospace Engineering from the University of Texas and a law degree from the University of Southern California.
“We are extremely pleased to announce the appointment of Mr. Boss as our Chief Executive Officer,” said Robert C. Perkins, Chairman of the Board of Commerce Energy Group. “We look forward to the leadership that Mr. Boss will bring to Commerce with his extensive operating experience in the energy industry.”
Mr. Boss, who was recently appointed as a member of the Board of Directors, will continue to serve as a Class I director. In order to have the Audit and Compensation Committees of the board comprised solely of independent directors, Mr. Boss stepped down as a member of those committees, effective August 1, 2005. Charles E. Bayless was appointed as a member of the Compensation Committee to replace Mr. Boss. In other board matters, the board appointed Mark S. Juergensen as Chairman of the Compensation Committee, succeeding Gregory L. Craig, whose service as a director ended effective at the close of business on August 1, 2005. As a result of the appointment of Mr. Boss as Chief Executive Officer, the Company’s board of directors currently consists of six directors, three of whom are independent under the rules of the American Stock Exchange. The Company is conducting a search for an additional independent director.
About Commerce Energy Group, Inc.
Commerce Energy Group, Inc. (AMEX:EGR) is a holding company with operations under wholly-owned subsidiaries Commerce Energy, Inc., Skipping Stone, Inc. and Utilihost, Inc. Commerce Energy, Inc. is a FERC licensed unregulated retail marketer of natural gas and electricity to homeowners, commercial and industrial consumers, and institutional customers in nine states. Skipping Stone is an energy consulting firm serving utilities, pipelines, merchant trading and technology companies. Utilihost provides outsourced energy transaction and data management services for municipalities, government facilities, power generators and energy merchant customers. For more information, visit www.CommerceEnergyGroup.com.

For more information contact:
Commerce Energy Group
Investor Relations
Verna Ray
vray@commerceenergy.com
281-902-5127
Forward-Looking Statements: Certain statements contained within this press release including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “await,” “continue,” “intend,” “plan” and similar expressions are forward-looking statements that involve risks and uncertainties. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to, the volatility of the energy market, competition, Commerce Energy’s ability to successfully integrate newly-acquired businesses, operating hazards, uninsured risks, changes in energy-related state legislation, failure of performance by suppliers and transmitters, uncertainties relating to litigation, changes in general economic conditions, increased or unexpected competition, and other matters disclosed in Commerce Energy’s filings with the Securities and Exchange Commission. Further, Commerce Energy undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.